Exhibit 99.1

TICC Announces Full Repayment and Termination of Credit Facility

GREENWICH, CT--(Marketwired – January 4, 2016) - TICC Capital Corp. (NASDAQ: TICC) (the "Company") announced today that TICC Funding LLC, a special purpose vehicle and wholly-owned subsidiary of the Company, which previously entered into a revolving credit facility (the "Facility"), has repaid in full its $150 million of outstanding borrowings under the Facility and has unilaterally terminated the Facility as of December 31, 2015 in accordance with its terms. The Facility had been scheduled to mature on October 27, 2017.  This repayment is consistent with TICC’s current strategy as discussed on the Company's November 9, 2015 conference call.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

Contact:

Bruce Rubin

203-983-5280